                                   EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-76697, 33-1805, 33-22289, 33-50248,
33-74488, 333-62933 and 333-81955) and the Registration Statements on Form S-3 (Files Nos. 2-96502 and 33-14873 Amendment No. 1) of our report dated August 6, 1999, accompanying the consolidated financial statements and financial statement schedule of Quixote Corporation and Subsidiaries as of June 30, 1999 and 1998, and for each of the years ended June 30, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K of Quixote Corporation.

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
September 27, 1999